EXHIBIT 10.5


                             CONTRIBUTION AGREEMENT

                          J.B. FINANCIAL SERVICES, INC.


     This Contribution Agreement (the "Agreement") is entered into as of July 15, 1999, by and between Doug McLeod ("Shareholder"), and J.B. FINANCIAL SERVICES, INC., a Florida corporation ("Company").

     A. Shareholder currently holds 8,600,000 shares of the Company's issued and outstanding common shares (the "Common Shares").

     B. The Common Shares were issued to Shareholder in consideration for certain services to the Corporation (the "Consideration").

     C. Shareholder and the Corporation have determined that it is in the best interest of the Shareholder and the Corporation that the Shareholder contribute to the Company 8,000,000 of the Common Shares to reduce the number of issued and outstanding shares and to facilitate future financing for the Company.

     D. The Shareholder desires to contribute 8,000,000 Common Shares to the Company and the Company desires to accept such contribution under the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Contribution. Shareholder hereby agrees to contribute Eight Million (8,000,000) Common Shares to the Company and the Company hereby agrees to accept such contribution by the Shareholder and to pay Shareholder consideration in the sum of One Hundred Dollars ($100.00) as full consideration for the Common Shares.

     2. Governing Law. This Agreement shall be construed and enforced in accordance with the federal laws of the United States and the internal laws of the State of Washington, without regard to the conflicts of law rules of such state.

     3. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

     4.   Headings.  The headings in this Agreement are inserted for convenience




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          only and are in no way  intended  to  describe,  interpret,  define or limit the scope, extent or intent of this Agreement or any provisions hereof.

     5. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

     6. Heirs, Successors and Assigns. Each of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

     7. Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

     8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement via facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first written above.

                                            J.B. FINANCIAL SERVICES, INC.


                                            By: --------------------------------

                                            Its:  ------------------------------

                                            SHAREHOLDER

                                            ------------------------------------
                                            Doug McLeod